                                                                   EXHIBIT 10.44



                               SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT ("Sublease") made this 9th day of June 2000 between Amylin Pharmaceuticals, Inc. ("Subtenant") having a place of business located at 9373 Towne Centre Drive, Suite 250, San Diego, California 92121 and ST Microelectronics, Inc. (formerly named SGS Thompson Microelectronics, Inc.) ("Tenant") located at 1000 East Bell Road, Phoenix, Arizona 85022.

WHEREAS, Tenant entered into that certain lease (the "Master Lease") between University Center LLC, ("Landlord") and SGS Thompson Microelectronics, Inc., as Tenant dated April 27, 1998 for certain real estate which consists of approximately 50,000 square feet in the building commonly described as being located at 4690 Executive Drive, San Diego, California. (the "Master Premises"). Tenant warrants that a true and complete copy of the Master Lease is included herein as Exhibit B.

WHEREAS, Tenant now desires to sublet a portion of the Master Premises equal to approximately 17,328 rentable square feet to Subtenant on the terms and conditions set forth herein.

W I T N E S S E T H:

      NOW, THEREFORE, in consideration of the mutual promises and the covenants hereinafter contained, Tenant and Subtenant hereby agree as follows:

      1. Tenant hereby subleases to Subtenant, and Subtenant hereby subleases from Tenant, a portion of the Master Premises containing approximately 17,328 rentable square feet and as more particularly identified in Exhibit A (the "Premises"). The term of the Sublease shall commence (the "Commencement Date") as of the earlier of August 15, 2000 or the date of substantial completion which is defined as issuance of a Certificate of Occupancy from the appropriate municipality. Tenant agrees to deliver the Premises to Subtenant for initiation of the Tenant Improvements on the date of the last to occur of: (i) a of signing of this Sublease by Subtenant and Tenant;
            (ii) written consent of the Landlord to the Sublease; and (iii) delivery of the Security Deposit by Subtenant to Tenant. This Sublease Agreement is expressly contingent upon Landlord's written consent to Sublease.

      2. Subtenant shall pay to Tenant at its place of business as rent ("Rent") the sum of $26,685.12 per month for the first 12 months of the sublease. Beginning with the 13th month of the sublease, Subtenant shall pay to Tenant the sum of $27,485.67 per month, Beginning with the 25th month of the sublease, Subtenant shall pay to Tenant the sum of $28,310.24 per month. Beginning with the 37th month of the sublease, Subtenant shall pay to Tenant the sum of $29,159.55 until the termination of this Sublease. Rent shall be payable on the 1st day of each month during the Term, in advance, without prior notice and without any deduction, abatement or set off for any reason whatsoever. Rent payments shall commence on the Commencement Date. If the Commencement Date occurs on other than the first day of the month, rent shall be pro rated accordingly. Subtenant shall make rental payments directly to Tenant.

      3. Subtenant shall pay to Tenant upon execution of this Sublease the sum of $55,820.29 as security ("Security Deposit") for its obligations hereunder.

      4. In addition to Rent, Subtenant shall pay its proportionate share of Operating Expenses (as defined in Section 7.1 of the Master Lease). Subtenant shall make payments directly to Tenant. Notwithstanding the foregoing, in the event any amounts payable by Tenant to Master Landlord are (i) due to Tenant's breach of any provision of the Master Lease (ii) due to Tenant's gross negligence or willful misconduct, or (iii) are for the sole benefit of Tenant, such amounts shall not be pro rated between Tenant and Subtenant and shall be the sole responsibility of Tenant.

      5. The Premises shall be built out at the sole cost and expense of Subtenant and in accordance with Exhibit C ("Work Letter Agreement") which is incorporated by reference herein, or as mutually agreed to between Subtenant, Tenant, and Landlord (the "Tenant Improvements"). The total cost of the Tenant Improvements shall equal the actual cost to Subtenant of constructing the Tenant Improvements including without limitation the cost of all work, labor materials, supplies, site supervision, architectural, engineering and design fees (including but not limited to preliminary and final space plans, mechanical, electrical and plumbing drawings, plans and specifications, and construction documents); general conditions, permits and any other costs, fees or expenses incurred by Subtenant in connection with the construction of the Tenant Improvements. Tenant shall reimburse Subtenant for Tenant Improvements in an amount up to Three Hundred Thousand Dollars ($300,000.00) (the "Tenant Improvement Allowance"). Any amount over and above the Tenant Improvement Allowance is to be the sole responsibility of Subtenant. Tenant shall reimburse Subtenant the Tenant Improvement Allowance within 14 days of Subtenant's notice to Tenant of issuance of a Certificate of Occupancy from the appropriate municipality. Non-payment of the Tenant Improvement Allowance shall be considered an event of default. Any reasonable, out-of-pocket costs incurred by Landlord or Tenant for the construction of the Tenant Improvements will be reimbursed by Subtenant within 21 days of date of invoice. Tenant shall have the right to approve such construction contract in accordance with the provisions of Exhibit C, provided such approval shall not be unreasonably withheld or delayed. All Tenant Improvements shall be completed with due diligence, in a good and workmanlike manner and in compliance with all laws, codes and ordinances applicable to the Premises.

      6. Subtenant shall use the Premises only as general office space in accordance with the Master Lease. Notwithstanding anything to the contrary in this Sublease,

            Subtenant's repair obligations hereunder shall not include the making of any capital repairs or improvements to the Premises unless, and to the extent, required due to Sublessee's negligence or willful misconduct.

      7. Subtenant shall have the right to sell, hypothecate, assign or transfer this Sublease or sub-sublet ("Sub-Sublet") the Premises, or any part thereof, subject to the terms and conditions of Section 25 of the Master Lease as incorporated herein, including without limitation obtaining the prior written consent of Tenant and Landlord, which consent shall not be unreasonably withheld or delayed. Said right of Subtenant shall be subject to the following additional conditions:

            a) minimum size of a portion of Premises to be Sub-Sublet is 3,500 rentable square feet;

            b) maximum number of sub-subtenants in Premises to be Sub-Sublet is 2; and

            c) upon submission by Subtenant. To Tenant for approval a sub-sublease agreement to Sub-Sublet a portion of the Premises after eighteen months from the date of this Sublease, Tenant may elect to reacquire such portion of the Premises.

      8. Subject to the modifications set forth in this Sublease, and except for the payment of Rent or to the extent inconsistent with the agreements and provisions herein set forth, the terms, covenants and conditions of this Sublease shall be the same as the terms, covenants and conditions contained in the Master Lease, all of which, as modified hereby, (i) are incorporated herein by reference
            (ii) are, as to those to be performed or complied with by the Subtenant named herein, hereby assumed by Subtenant, as they pertain to the Premises, and (iii) shall have the same force and effect as though herein set forth at length and as though Tenant and Subtenant were respectively Landlord (or University Center LLC) and Tenant named therein. All acts to be done by Tenant and all obligations of Subtenant shall be done or performed by Subtenant, as lessee, to Tenant, except as otherwise provided in this Sublease. Subtenant shall indemnify and hold Tenant harmless from all claims, damages, costs and expenses (including, but not limited to, reasonable legal fees and disbursements) in respect of the nonperformance or nonobservance of any such obligations to the extent related to the Premises. Subtenant shall not do, nor permit to be done, any act or thing which would result in an increase of Tenant's rent or any other obligation or liability of Tenant under the Master Lease.

      9. Notwithstanding the foregoing, the following sections of the Master Lease are not incorporated herein: 1, 2, 3, 4, 5, 6, 11, 40 and 41.8; and Exhibits A and B; and First Amendment to Lease and Second Amendment to Lease. Additionally, notwithstanding the incorporation of Section 7 of the Master Lease, Subtenant shall only be responsible for its proportionate share of Operating Expenses incurred by the Landlord under the Master Lease and charged through to Tenant, and under no circumstances shall Subtenant be liable for any Operating Expenses incurred directly by Tenant. Additionally, references to landlord in the following sections shall be deemed to refer only to the Landlord: 31, 32 and 35.

      10. This Sublease shall terminate on July 18, 2004. Subtenant shall have no right to terminate this Sublease in the event of a casualty or condemnation or taking by eminent domain except under termination of the Master Lease.

      11. Except as otherwise herein provided, the provisions hereof shall bind and benefit respectively the parties hereto, their legal representatives, successors and permitted assigns.

      12. Subtenant acknowledges that this Sublease is subordinate to the Master Lease. In the event of a conflict between the terms and conditions of this Sublease and the Master Lease, the terms and conditions of this Sublease shall control, provided, however, that in the event enforcement of same would nullify or constitute a breach of the terms in the Master Lease then the terms and conditions of the Master Lease shall be deemed controlling to the extent necessary to avoid such nullification or breach. Notwithstanding the foregoing, any provisions of the Master Lease which by their terms are not applicable to or effective with respect to the Sublease are not applicable to and shall not be effective with respect to this Sublease.

      13. This Sublease, including all exhibits hereto and the Master Lease, represents the total understanding between the Tenant and Subtenant regarding its subject matter and shall only be modified by a written agreement signed by both parties.

      14. All notices, demands, consents, approvals, requests and instruments or documents required by this Sublease shall be in writing, and shall be deemed sufficiently given if sent by overnight mail or facsimile at the addresses shown on page one of this Sublease.

      15. Subtenant and Tenant acknowledge, however, that nothing contained in this Sublease shall modify or diminish Tenant's obligations to the Landlord under the Master Lease, and the consent of the Landlord and Tenant to this Sublease shall not be deemed to be a waiver or release by the Landlord under the Master Lease or Tenant under the Sublease. In addition, the consent of the Landlord and Tenant shall not obligate Landlord or Tenant to consent to any further sublease of the Premises or to any assignment of the Master Lease or Sublease.

      16. A total of 50 parking spaces, 27 of which are covered and unreserved, are allocated to Subtenant and are included as a part of the Sublease for the duration of the Term.

      17.   Tenant represents and warrants to Subtenant as follows:

            a) It has all requisite authority to execute and perform the terms of this Sublease; the Sublease is the valid and binding obligation of Subtenant, enforceable in accordance with its terms; and the terms of this Sublease do not violate any contract term or governmental order applicable to Tenant, or by which it or any of its property is bound.

            b) The Master Lease is in full force and effect, has not been amended except to the extent specifically disclosed herein, and neither Landlord nor Tenant is or has been in default under the Master Lease.

            c) It will not amend or modify the Master Lease in such a manner as to materially adversely affect Subtenant's use of the Premises or increase the obligations or decrease the rights of Subtenant hereunder, without the prior written consent of Subtenant, which shall not be withheld unreasonably.

      18. Tenant grants Subtenant an option to renew this Sublease under the following conditions:

            a) Tenant exercises its option to renew the Master Lease pursuant to the provisions of the Master Lease; and

            b) Tenant elects not to utilize or occupy the sublet space for its own use.

      19. Lee & Associates and Cawley International are the sole real estate brokers responsible for arranging the transaction and any commission fees to be paid are the responsibility of the Tenant. Subtenant agrees to indemnify and hold Tenant harmless against all claims by any other real estate brokers.



                   [Balance of page intentionally left blank]

      20. Choice of Law/Consent to Jurisdiction -- This Sublease shall be deemed to have been made in California and shall be governed by, construed and enforced in accordance with the laws of the State of California without regard to its conflict of laws provisions. The parties agree that any dispute arising out of or related to this Sublease shall be brought in the state or federal courts located in California.

      IN WITNESS WHEREOF, the parties hereof have executed this Sublease as of the day and year first above written.

TENANT: ST MICROELECTRONICS. INC.

By: __________________________________    By: __________________________________

Print Name: __________________________    Print Name: __________________________

Title: _______________________________    Title: _______________________________

Date: ________________________________    Date: ________________________________


SUBTENANT: AMYLIN PHARMACEUTICALS, INC.

By: __________________________________    By: __________________________________

Print Name: __________________________    Print Name: __________________________

Title: _______________________________    Title: _______________________________

Date: ________________________________    Date: ________________________________

                                     LEASE

                              UNIVERSITY CENTER LLC
                                   "Landlord"

                                       AND

                       SGS-THOMSON MICROELECTRONICS, INC.
                                    "Tenant"

                                UNIVERSITY CENTER
                              SAN DIEGO, CALIFORNIA

                                      LEASE

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
1.   Lease Premises....................................................       1
2.   Basic Lease Provisions............................................       1
3.   Term..............................................................       2
4.   Construction, Possession, Rental Rate and Commencement Date.......       3
5.   Rent..............................................................       4
6.   Rental Adjustments................................................       5
7.   Operating Expenses................................................       5
8.   Rentable Area.....................................................       8
9.   [Intentionally Left Blank]........................................       9
10.  Use...............................................................       9
11.  Brokers...........................................................       10
12.  Holding Over......................................................       10
13.  Taxes and Assessments.............................................       11
14.  Condition of Premises.............................................       13
15.  Parking Facilities................................................       13
16.  Utilities and Services............................................       13
17.  Alterations.......................................................       14
18.  Repairs and Maintenance...........................................       15
19.  Liens.............................................................       15
20.  Indemnification and Exculpation...................................       16
21.  Insurance--Waiver of Subrogation..................................       17
22.  Damage or Destruction.............................................       20
23.  Eminent Domain....................................................       21
24.  Defaults and Remedies.............................................       22
25.  Assignment of Subletting..........................................       26
26.  Attorney's Fees...................................................       27
27.  Bankruptcy........................................................       28
28.  Definition of Landlord............................................       28
29.  Estoppel Certificate..............................................       29
30.  Removal of Property...............................................       29
31.  Limitation of Landlord's Liability................................       30
32.  Control by Landlord...............................................       31
33.  Quiet Enjoyment...................................................       31
34.  Quitclaim Deed....................................................       31
35.  Subordination and Attornment......................................       31
36.  Surrender.........................................................       32
37.  Waiver and Modification...........................................       32
38.  Waiver of Jury Trial and Counterclaims............................       32
39.  Hazardous Materials...............................................       32
40.  Option to Extend..................................................       36

                                                                             Page
                                                                             ----
41.  Miscellaneous.....................................................       37

     41.1 Terms and Headings...........................................       37
     41.2 Examination of Lease.........................................       37
     41.3 Time.........................................................       37
     41.4 Covenants and Conditions.....................................       37
     41.5 Consents.....................................................       38
     41.6 Entire Agreement.............................................       38
     41.7 Severability.................................................       38
     41.8 Recording....................................................       38
     41.9 Impartial Construction.......................................       38
     41.10 Inurement...................................................       38
     41.11 Force Majeure...............................................       38
     41.12 Notices.....................................................       38
     41.13 Authority to Execute Lease..................................       39

EXHIBIT "A" -- Work Letter

EXHIBIT "B" -- Form of Acknowledgement of Term Commencement Date

                                      LEASE

      THIS LEASE ("Lease") is made as of April_1998, by and between UNIVERSITY CENTER LLC, a California limited liability company ("Landlord"), and SGS-THOMSON MICROELECTRONICS, INC., a Delaware corporation ("Tenant").

      1.    LEASE PREMISES.

            1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, those certain premises ("Premises") consisting of (i) that certain real property ("Land") legally described as Parcel 1 of Parcel Map 16309, in the City of San Diego, County of San Diego, State of California, according to Map thereof filed in the Office of the County Recorder of San Diego County, November 29, 1990, (ii) the entirety of the building (the "Building") to be constructed on the Land, and (iii) all landscaping, drainage, irrigation, lighting, parking facilities, walkways, driveways and other improvements and appurtenances related thereto (the "Land Improvements").

      2.    BASIC LEASE PROVISIONS.

            2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

                  2.1.1 Rentable Area of Building: Approximately 50,000 square feet

                  2.1.2 Basic Annual Rent: $888,000 ($1.48 per month per square foot of Rentable Area), subject to adjustment pursuant to Sections 4.1, 6.1 and 8.2

                  2.1.3 Monthly Installment of Basic Annual Rent: $74,000 ($1.48
                        per month per square foot of Rentable Area), subject to adjustment pursuant to Sections 4.1, 6.1 and 8.2

                  2.1.4 (a)   Estimated Term Commencement Date: Twelve (12)
                              months after issuance of building permit for Building Shell

                        (b) Term Expiration Date: Five (5) years from the Term Commencement Date

                  2.1.6 Guarantor: None

                  2.1.6 Permitted Use: Uses permitted in Section 10.1

                  2.1.7 Address for Rent Payment and Notices to Landlord:

                        University Center LLC
                        c/o Nexus Properties, Inc.
                        4350 La Jolla Village Drive, Suite 930
                        San Diego, California 92l22

                        Address for Notices to Tenant:

                        SGS-THOMSON Microelectronics, Inc.
                        Attn: Steven K. Rose, Esq.
                        1310 Electronics Drive, M.S. 2346
                        Carrollton, Texas 75006

                        With Copy of all Notices to Tenant Prior to Occupancy:

                        Metaflow Technologies Incorporated
                        Attn: Valeri Popescu, President
                        4250 Executive Square, Suite 300
                        La Jolla, California 92037

                        With Copy of all Notices to Tenant After Occupancy:

                        Metaflow Technologies Incorporated
                        Attn: Valeri Popescu, President
                        Street Address of the Premises
                        San Diego, California 92122

            2.2 Capitalized terms not otherwise defined in this Lease shall have the meaning set forth in the Work Letter attached hereto as Exhibit "A" ("Work Letter").

      3.    TERM.

            3.1 This Lease shall take effect upon the date of execution hereof by each of the parties hereto, and each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution hereof by each of the parties hereto.

            3.2   The approximate term of this Lease is as set forth in Section
2.1.4. The actual term of this Lease will be that period from the Term Commencement Date through the Term Expiration Date, subject to earlier termination of this Lease or extension of the term of this Lease as provided herein.

      4.    CONSTRUCTION, POSSESSION, RENTAL RATE AND COMMENCEMENT DATE.

            4.1 Landlord shall construct the Building Shell, Tenant Improvements and Land Improvements (the "Project Work") in accordance with the provisions of the Work Letter. Landlord shall be responsible for construction of the Tenant Improvements at a cost to Landlord not to exceed $34.16 per square foot of Rentable Area (the budget for which includes a five percent (5%) contingency for construction of Tenant Improvements, and the actual cost of which shall exclude extended overhead resulting from Force-Majeure and Landlord-Caused Delays). If the cost of the Tenant Improvements is more or less than $34.16 per square foot of Rentable Area (excluding extended overhead resulting from Force-Majeure and Landlord-Caused Delays, and after applying any "value engineering" savings described in the Work Letter and achieved for the Tenant Improvements), Basic Annual Rent as set forth in Sections 2.1.2 and 2.1.3 shall be adjusted upward or downward, as the case may be, in the amount of $.01 per square foot of Rentable Area per month for each $1.00 of such difference.

            4.2 Landlord shall use good faith, diligent efforts to tender possession of the Premises, with the Project Work Substantially Completed, to Tenant on the estimated Term Commencement Date as set forth in Section 2.1.4(a). Tenant agrees that in the event Landlord fails to tender possession of the Premises with the Project Work Substantially Completed on or before the estimated Term Commencement Date, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and Tenant expressly waives any right to terminate this Lease because of delays in completion of construction of the Project Work, except as expressly provided below. In no event shall Tenant's obligation to pay Basic Annual Rent, Operating Expenses, and any other amounts under this Lease commence until the actual Term Commencement Date, except as set forth in Section 4.5.

                  4.2.1 In the event Landlord fails to tender possession of the Premises with the Project Work Substantially Completed within 60 days following the Estimated Term Commencement Date as set forth in Section 2.1.4(a), as such 60-day period is extended by the number of days of Tenant-Caused Delays and Force-Majeure Delays, Landlord and Tenant agree that Tenant will suffer damages which would be difficult to ascertain but a reasonable estimate of which would be $2,000 per day for each day of delay thereafter. Therefore, in the event of such delay, Landlord agrees to pay Tenant liquidated damages Of $2,000 per day commencing 60 days following the Estimated Term Commencement Date, as such 60-day period is extended by the number of days of Tenant-Caused Delays and Force-Majeure Delays, until possession of the Premises with the Project Work Substantially Completed is tendered to Tenant or the Lease is terminated pursuant to Section 4.2.2 below.

                  4.2.2 In the event Landlord fails to tender possession of the Premises with the Project Work Substantially Completed within 120 days after the Estimated Term Commencement Date, as such 120-day period is extended by the number of days of Tenant-Caused Delays and Force-Majeure Delays, Tenant may terminate this Lease and recover damages from Landlord caused by Landlord's nonperformance hereunder.

            4.3 The actual Term Commencement Date shall be that date which is 30 days after the date Landlord tenders possession of the Premises to Tenant with all the Project Work

Substantially Completed. Landlord and Tenant shall execute a written acknowledgment of the Term Commencement Date and the Term Expiration Date when such is established in substantially the form attached hereto as Exhibit "B" and attach it to this Lease as Exhibit "B-1"; however, failure to execute and deliver such acknowledgement shall not affect Tenant's liability hereunder.

            4.4 As used in Section 4.2 above and elsewhere in this Lease and the Work Letter, the terms "Substantially Complete", "Substantially Completed", and "Substantial Completion" shall mean the date construction of the Project is substantially complete in accordance with the Work Letter and this Lease and is evidenced by receipt of an interim or final right to occupy from the City of San Diego (or check-off of line 61, "approved to occupy," of the inspection card, or comparable line if the card is modified), or such later date as the conditions to the issuance of a final certificate of occupancy have been satisfied and the only steps which must be taken by the appropriate governmental agency to issue the final certificate of occupancy are purely ministerial in nature. "Substantial Completion" is not dependent upon completion of punch-list items described in the Work Letter or receipt of a formal certificate of occupancy. In no event shall "Substantial Completion" be later than the date Tenant actually commences the conduct of its business on the Premises.

            4.5 Prior to entry by Tenant onto the Premises before the Term Commencement Date, for installing fixtures, placement of personal property, or any other purpose, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of
Article 21 are in effect. Entry by Tenant onto the Premises prior to the Term Commencement Date for such purposes shall be subject to all of the terms and conditions of this Lease other than the payment of Basic Annual Rent and Operating Expenses, shall not interfere with the performance by Landlord or the Project Contractor with the Project Work, shall be limited to the last thirty
(30) days prior to the estimated Substantial Completion of the Premises, and shall be made only with the advance written consent of Landlord, which consent shall not be unreasonably withheld. In the event of entry by Tenant or its agents onto the Premises prior to the Term Commencement Date, Tenant agrees to indemnify, protect, defend and hold Landlord harmless from any and all loss or damage to property, completed work, fixtures, equipment, materials or merchandise, or from liability for death of or injury to any person arising from Tenant's entry onto the Premises, except to the extent caused by the active negligence of Landlord or its agents.

            4.6 Landlord guarantees lien-free completion of the Project Work pursuant to the provisions of this Lease and the Work Letter unless prevented from doing so by Tenant's failure to perform its obligations under this Lease or the Work Letter.

      5.    RENT.

            5.1 Tenant agrees to pay Landlord as Basic Annual Rent for the Premises the sum set forth in Section 2.1.2, subject to the rental adjustments provided in Sections 4.1, 6.1 and 8.2 hereof. Basic Annual Rent shall be paid in the equal monthly installments set forth in Section 2.1.3, subject to the rental adjustments provided in Sections 4.1, 6.1 and 8.2 hereof, each in advance on the first day of each and every calendar month during the term of this Lease.

            5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent"), at the times hereinafter specified in this Lease, Operating Expense" as provided in Section 7.1 and all other amounts that Tenant assumes or agrees to pay under the provisions of this Lease, including but not limited to any and all other sums that may become due by reason of (i) any default of' Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, and (ii) Landlord's performance of any obligations of Tenant under this Lease.

            5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent." Except as expressly set forth in this Lease, Rent shall be paid to Landlord, without notice, demand, abatement, suspension, deduction, or setoff, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.7 or to such other person or at such other place as Landlord may from time to time designate in writing. Landlord shall submit to Tenant an invoice for Rent once each calendar month.

            5.4 In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month prior to the commencement of the partial month.

            5.5 This is an absolutely net lease to Landlord. It is the intent of the parties that the Basic Annual Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses relating to the Premises unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant's expense.

      6.    RENTAL ADJUSTMENTS.

            6.1 The Basic Annual Rent then in effect (and as previously increased pursuant to this Section 6.1) shall be increased each year of the term and any extended term by three percent (3%). The first such increase shall become effective commencing with that monthly rental installment which is first due on or after the first (1st) anniversary of the Term Commencement Date and subsequent increases shall become effective on the same day of each calendar year thereafter for so long as this Lease continues in effect.

      7.    OPERATING EXPENSES.

            7.1   As used herein, the term "Operating Expenses" shall include:

                  (a) Government impositions (collectively, "Taxes") including, without limitation, property tax costs consisting of real and personal property taxes and assessments including amounts due under any improvement bond upon the Premises or any part thereof or assessments levied in lieu thereof imposed by any governmental authority or agency; any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Building or the entire Premises as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statues or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate the Building; and any expenses, including the cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes due from Landlord or taxes which are the personal obligation of Tenant, or taxes which are paid by Tenant.

                  (b) All other costs of any kind incurred in connection with the operation, maintenance, repairs, replacements and management of the Premises, including, by way of examples and not as a limitation upon the generality of the foregoing, (i) costs of maintenance, repairs and replacements to improvements, fixtures and personal property within the Premises as appropriate to maintain the Premises in commercially reasonable condition, including the roof and all capital and structural improvements except structural components of footings, foundation, ground floor slab, and load bearing walls;
(ii) costs of maintenance, repairs and replacements of equipment utilized for operation and maintenance of the Premises if dedicated for use solely at the Premises; (iii) costs of new improvements and fixtures added to the Premises after Substantial Completion; (iv) costs of trash collection; (v) costs of cleaning; (vi) costs of maintenance, repairs and replacements of heating, ventilation, air conditioning, plumbing, electrical and other systems; (vii) costs of maintenance of landscape, grounds, drives and parking areas, including periodic resurfacing and re-striping; (viii) costs of security services and devices; (ix) insurance premiums and portions of insured losses paid by Landlord as part of deductible portion of loss by reason of insurance policy terms; (x) costs of building supplies; (xi) costs of service contracts and services of independent contractors retained to do work of a nature before referenced; (xii) costs .of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Premises, its equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floorwaxers, window-washers, watchmen, gardeners, sweepers, and handymen; and (xii) costs of compliance with applicable governmental laws, ordinances, regulations and requirements after Substantial Completion.

                  (c) Costs of management services in an amount equal to two and one half percent (2.5%) of the monthly installment of Basic Annual Rent then due from Tenant, whether or not Landlord incurs fees payable to any third party to provide such services and without regard to the actual costs incurred by Landlord for such services (in no event, however, shall any fees for management services payable to a third party be included in Operating Expenses in addition to the amount set forth in this subsection 7.1(c)).

                  (d) Landlord acknowledges and agrees that the foregoing is not intended to result in Landlord realizing a profit from Landlord's collection of Operating Expenses.

            7.2 Notwithstanding the foregoing, Operating Expenses shall not include, and Tenant shall not be responsible for the payment of, the following costs and expenses:

                  (a) costs incurred for the initial construction of the Premises, except for excess Tenant Improvements pursuant to Section 4.1 and any other costs which are the responsibility Tenant under any other provisions of this Lease or the Work Letter;

                  (b) costs incurred for the repair, maintenance or replacement of the structural components of the footings, foundation, ground floor slab, and load bearing walls of the Premises (but excluding painting and ordinary maintenance and repair of exterior surfaces);

                  (c) costs incurred to correct any defects in design, materials or construction of the Building and Land Improvements to the extent of Landlord's warranties in Section 14.2;

                  (d) costs, expenses and penalties (including without limitation attorneys fees) incurred as a result of the use, storage, removal or remediation of any toxic or hazardous substances or other environmental contamination not caused by Tenant or its employees, contractors, agents, representatives, or invitees;

                  (e) interest, principal, points and other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Premises;

                  (f) costs incurred in connection with the financing, sale or acquisition of the Premises or any portion thereof;

                  (g) costs, expenses, and penalties (including without limitation attorneys' fees) incurred due to the violation by Landlord of any underlying deed of trust or mortgage affecting the Premises or any portion thereof;

                  (h) depreciation on the Premises or any portion thereof, or any equipment or machinery owned by Landlord;

                  (i) any costs incurred as a result of Landlord's violation of any statute, ordinance or other source of applicable law, or breach of contract or tort liability to any other party, including without limitation, any unrelated third party, or Landlord's employees, contractors, agents or representatives;

                  (j) leasing commissions, attorneys' fees and other costs and expenses incurred in connection with the leasing of the Premises;

                  (k) advertising, marketing, media and promotional expenditures regarding the Premises and costs of signs in or on the Building identifying the owner, lender or any contractor thereof;

                  (l)   any fees or salaries of the principals of Landlord;

                  (m) any rentals and related expenses incurred in leasing equipment which may be classified as capital expenditure" under generally accepted accounting principles;

                  (n) to the extent the useful life of replacements of major components of the roof, mechanical, electrical or elevator systems, or of major replacements of asphalt parking areas (but not routine repairs and re-striping, or seal-coating after the first five (5) years of years of the term), exceeds the remainder of the term of the Lease (as such useful life is determined under generally accepted accounting principals), the pro rata portion of the cost thereof attributable to the period following the expiration of the term; provided, however, if Tenant thereafter extends the term of the Lease, Landlord may recover the portion of the cost not previously recovered to the extent it falls within the period of the extended term; and

                  (o) the amounts of any payments to Landlord or to subsidiaries or affiliates of Landlord for goods or services in the Building in excess of the cost of such goods or services if they were provided by unaffiliated third parties on a competitive basis.

            7.3 Subject to the provisions of Article 13, Tenant shall pay to Landlord on the first day of each calendar month of the term of this lease, as Additional Rent, Landlord's estimate of Operating Expenses with respect to the Premises for such month. Within ninety (90) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be immediately due and payable. If the amounts paid by Tenant exceeds the Operating Expenses for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference. Any amount due for any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month.

            7.4 Tenant shall have the right, at Tenant's expense, upon reasonable notice during reasonable business hours, to inspect the portion of Landlord's books and records that are relevant to preparation of the statement delivered pursuant to Section 7.3 provided any request for such review shall be furnished within sixty (60) days of Tenant's receipt of such statement as to the prior year's Operating Expenses.

            7.5 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date. The responsibility of Tenant for Operating Expenses attributable to the Premises shall continue to the latest of (i) the date of termination of the Lease, or
(ii) the date Tenant has fully vacated the Premises.

            7.6 Operating Expenses for the calendar year in which Tenant's obligation to pay them commences and in the calendar year in which such obligation ceases shall be prorated. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to pay Operating Expenses.

      8.    RENTABLE AREA.

            8.1   The Rentable Area of the Premises as set forth in Section
2.1.1 is determined by making separate calculations of the Rentable Area of each floor within the Building and totaling the Rentable Area of all floors within the Building, but excluding any parking areas. The Rentable Area of a floor is calculated by measuring to the outside finished surface of each permanent outer Building wall where it intersects the floor. The full area calculated as set forth above is included as Rentable Area of the Premises without deduction for
(i) columns or projections, (ii) vertical penetrations such as stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like, and their enclosing walls, (iii) corridors, equipment rooms, rest rooms, entrance ways, elevator lobbies, and the like, and their enclosing walls, (iv) recessed entryway, and
(v) any other unusable area of any nature.

            8.2 The Rentable Area as set forth in Section 2.1.1 is an estimate of the area which will upon completion of the Building constitute the Rentable Area of the Premises, which shall be adjusted upon Substantial Completion of the Building in accordance with a certification of the Rentable Area from the Project Architect. If either party disputes the certification of the Project Architect, upon Substantial Completion of the Building the Rentable Area shall be field measured and confirmed by a mutually agreeable architect or civil engineer, which measurement shall be conclusive and binding on Landlord and Tenant. If the Rentable Area as determined hereunder is more or less than the Rentable Area set forth in Section 2.1.1, Basic Annual Rent and the monthly installments of Basic Annual Rent shall be adjusted upward or downward, as the case may be, based on the actual Rentable Area of the Premises. Notwithstanding the foregoing, the Rentable Area as determined hereunder shall not be adjusted upward by more than 1.200 square feet.

      9.    [INTENTIONALLY LEFT BLANK].

      10.   USE.

            10.1 Tenant may use the Premises for any of those purposes, and only those purposes, allowed by (i) the City of San Diego Scientific Research Zone Ordinance in effect from time to time and as applicable to the Premises,
(ii) any other applicable laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises, and (iii) all covenants, conditions and restrictions recorded against the Land, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without the prior written consent of Landlord. Tenant may change the use of the Premises from time to time, as long as such changed use is authorized by this Section
10.1 or may otherwise be legally permissible, with the consent of Landlord, which consent shall not be unreasonably withheld.

            10.2 Tenant shall conduct its business operations and use the Premises in compliance with all federal, state, and local laws, regulations, ordinances, requirements, permits and approvals applicable to the Premises. Tenant shall not use or occupy the Premises in violation of any law or regulation or the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Subject to Landlord's warranties set forth in
Section 14.2, Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises.

            10.3 Tenant shall not do or permit to be done anything which will invalidate or increase the cost (unless Tenant agrees to pay such increased cost) of any fire, extended coverage or any other insurance policy covering the Premises, or which will make such insurance coverage unavailable on commercially reasonable terms and conditions, and shall comply with all rules, orders, regulations and requirements of the insurers of the Premises.

            10.4 Tenant shall comply with the Americans with Disabilities Act of 1990 ("ADA"), and the regulations promulgated thereunder, as amended from time to time. Subject .to Landlord's warranties set forth in Section 14.2, all responsibility for compliance with the ADA relating to the Premises and the activities conducted by Tenant within the Premises shall be exclusively that of Tenant and not of Landlord, including any duty to make structural or capital improvements, alterations, repairs and replacements to the Premises. Any alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with Article 17; provided, that Landlord's consent to such alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such alterations comply with the provisions of the ADA. However, nothing in this Lease shall be construed to require Tenant to make structural or capital improvements, alterations, repairs or replacements to comply with ADA unless and until required to do so by order of any government entity or court of law exercising proper jurisdiction with regard thereto, subject to any right to appeal or otherwise contest any such order.

            10.5 Tenant may require Landlord to install signage on and about the Premises as part of the construction of the Tenant Improvements to the extent permitted by, and in conformity with, applicable provisions of the City of San Diego Sign Ordinance. Tenant acknowledges it is familiar with the restrictions of the City of San Diego Sign Ordinance, and is not relying on any representations or warranty of Landlord regarding the number, size or location of any signage. The expense of design, permits, purchase and installation of any signs shall be included in the cost of Tenant Improvements.

            10.6 No equipment shall be placed at a location within the Building other than a location designed to carry the load of the equipment. Equipment weighing in excess of floor loading capacity shall not be placed in the Building.

            10.7 Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance or waste in, on, or about the Premises.

      11.   BROKERS.

            11.1 Landlord and Tenant represent and warrant one to the other that there have been no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than CB Commercial Real Estate Group, Inc. (which represented Landlord) and W.H. Ferguson and Company (which represented Tenant), whose commissions shall be paid by Landlord. Each shall indemnify, defend, protect, and hold harmless the other from any claim of any other broker as a result of any act or agreement of the indemnitor.

            11.2 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

      12.   HOLDING OVER.

            12.l If, with Landlord's consent, Tenant holds possession of all or any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date in accordance with Section 6.1, together with Operating Expenses in accordance with Article 7 and other Additional Rent as may be payable by Tenant, and such month-to-month tenancy shall be subject to every other term, covenant and condition contained herein.

            12.2 If Tenant remains in possession of all or any portion of the Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that monthly rental shall be equal to one hundred twenty five percent (125%) of the Basic Annual Rent in effect during the last month of the Lease term.

            12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

            12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord under Article 24 or elsewhere in this Lease or as otherwise provided by law.

      13.   TAXES AND ASSESSMENTS.

            13.1 Landlord shall pay and discharge all Taxes (as defined in Section 7.1(a)) as they become due, promptly and before delinquency, subject to reimbursement by Tenant as Operating Expenses under Section 7.1, saving and excepting only those taxes in Section 7.1 specifically excepted.

            13.2 If the right is given to pay either in one sum or in installments, Landlord or Tenant may elect to pay in installments, and its election shall be binding on the other. If by making an election to pay in installments, any of the installments shall be payable after the termination of this Lease or any extended term thereof, the unpaid installments shall be prorated as of the date of termination, and amounts payable after said date shall be paid by Landlord. All other taxes and charges payable under this
Article 13 shall be prorated as of and payable at the commencement and expiration of the term of this Lease, as the case may be. Landlord shall not during the term of this Lease undertake any action to place any special assessments, levies or charges on the Premises without first obtaining the prior written approval of Tenant, other than those due to new construction and those imposed by the City of San Diego or other government entity over which Landlord has no control. If Landlord does undertake such action without Tenant's approval, Landlord, and not Tenant, shall pay any special assessments, levies or charges sought by such action.

            13.3 Any and all rebates on account of taxes, rates, levies, charges or assessments required to be paid and paid by Landlord and reimbursed as Operating Expenses by Tenant under the provisions of this Lease shall belong to Tenant, and Landlord will, on the request of Tenant, execute any receipts, assignments, or other acquittances that may be necessary in order to secure the recovery of the rebates, and will pay over to Tenant any rebates that may be received by Landlord.

            13.4 Tenant shall pay not less than ten (10) days before delinquency taxes levied against any improvements, fixtures, equipment and personal property of Tenant in or about the Premises.

            13.5 If Tenant shall in good faith desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid by Tenant, Tenant shall be permitted to do so, and Landlord shall defer the payment of said tax or charge, the validity or amount of which Tenant is so contesting, until final determination of the contest, upon Tenant giving to Landlord written notice thereof prior to the commencement of any contest, which shall be at least fifteen (15) days prior to delinquency, and by protecting Landlord on demand by a good and sufficient surety bond (or cash deposit to the Tax Account described in Section 13.7 in lieu thereof) against any tax, levy, assessment, rate or governmental charge, and from any costs, penalties, interest, liability, or damage arising out of a contest. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord. In that case, Landlord shall join in the contest or permit it to be brought in Landlord's name so long as Landlord is not required to bear any costs. Tenant, on final determination of the contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest and penalties incidental to the decision or judgment.

            13.6 Landlord may, and at Tenant's request shall, no more often than once every two years, apply for a re-determination of the assessed value of the Premises for property tax purposes, in which event Landlord shall engage the services of a commercial firm in the business of seeking re-determinations of assessed values, and shall agree to compensate such firm for its services contingent upon the success achieved. If after prosecuting any such application the resulting property tax is less than it otherwise would have been, Tenant shall reimburse Landlord for all expenses incurred in such protest, including reasonable attorney's fees and experts' fees, up to an amount equal to but not to exceed the property tax savings during the remainder of the Lease term. Tenant agrees to pay all such sums to Landlord within ten (10) days following notice to Tenant from Landlord stating the amount due.

            13.7 Within two (2) business days following receipt from Tenant, Landlord shall deposit property taxes paid by Tenant as part of Operating Expenses into a separate, segregated, insured, interest-bearing bank account labeled "SGS-THOMSON Microelectronics, Inc. Tax Account" ("Tax Account"), and shall hold such taxes in the Tax Account in trust for Tenant until they are due and paid to the tax collector. All interest earned on the Tax Account shall be paid periodically to Tenant. In the event that any mortgage encumbering the property requires property taxes to be impounded with the mortgagee, notwithstanding the foregoing Landlord may deliver the property tax deposits to such mortgagee rather than deposit them into the Tax Account. Once each calendar month Landlord shall provide a copy of the statement of the Tax Account to Tenant.

      14.   CONDITION OF PREMISES.

            14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, with respect to the condition of the Premises, or to Landlord's Work or the Tenant Improvements, except as set forth in this Lease and the Work Letter, or with respect to their suitability for the conduct of Tenant's business.

            14.2 Landlord warrants to Tenant that the Project Work will be, on Substantial Completion, built in a good and workmanlike manner and in substantial compliance with the Project plans and all applicable building code requirements, laws, rules. orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau, and will be free of patent and latent defects in design, materials and construction. The four-year statute of limitations for patent defects set forth in Section 337.1 of the California Code of Civil Procedure, and the ten-year statute of limitations for latent defects set forth in Section 337.15 of the California Code of Civil Procedure, shall apply to the warranties set forth herein. Landlord represents to Tenant that it is the sole owner of the Land, and neither Landlord nor any successor Landlord under this Lease will maintain less than a fee estate in the Land during the term of the Lease (for instance, Landlord will not convey the fee estate and retain only a leasehold estate in the Land).

      15.   PARKING FACILITIES.

            15.1 Landlord shall provide parking for the Premises, as part of the Land Improvements, in a ratio of not less than three (3) spaces for each 1,000 square feet of Rentable Area.

            15.2 Tenant acknowledges that interior and exterior areas used for Tenant's equipment, Hazardous Material enclosures, trash enclosures, mechanical systems, and the like will reduce available parking.

            15.3 Tenant shall not place any equipment, storage containers or any other property on the surface parking area except in accordance with the Project Plans or as otherwise approved by Landlord, which approval shall not be unreasonably withheld.

      16.   UTILITIES AND SERVICES.

            16.1 To the extent not paid by Landlord as Operating Expenses, Tenant shall pay directly to the provider prior to delinquency, for all water, gas, electricity, telephone, cable television, and other utilities which may be furnished to the Premises during the term of this Lease, together with any taxes thereon.

            16.2 Landlord shall not be liable for, nor shall any eviction of Tenant result from, any failure of any such utility or service, provided such failure is not due to the gross negligence or willful misconduct of Landlord. Notwithstanding the foregoing, Tenant shall be entitled to abatement of Rent proportional to the interference with its business if such failure materially interferes with. Tenant's business and persists for more than two (2) business days. Tenant waives any right to terminate this Lease on account of any such failure unless such failure persists for an unreasonable period of time and prevents Tenant from substantially conducting its business from the Premises.

      17.   ALTERATIONS.

            17.1 Tenant shall make no alterations, additions or improvements (hereinafter in this section, "improvements") in or to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall deliver to Landlord final plans and specifications and working drawings for the improvements, and Landlord shall have fifteen (15) days thereafter to grant or withhold its consent. If Landlord does not notify Tenant of its decision within the fifteen (15) days, Landlord shall be deemed to have given its approval.

            17.2 If a permit is required to construct the improvements, Tenant shall deliver a completed, signed-off inspection card to Landlord within ten
(10) days of completion of the improvements, and shall promptly thereafter obtain and record a notice of completion and deliver a copy thereof to Landlord.

            17.3 The improvements shall be constructed only by licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. Any such contractor must have in force a general liability insurance policy of not less than $2,000,000 or such higher limits as Landlord may reasonably require, which policy of insurance shall name Landlord as an additional insured. Tenant shall provide Landlord with a copy of the contract with the contractor prior to the commencement of construction.

            17.4 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times except when minimally necessary for building reconfiguration work.

            17.5 Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, permits, approvals, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall provide Landlord with "as-built" plans showing any change in the Premises within thirty (30) days after completion.

            17.6 Before commencing any work (other than interior non-structural alterations additions or improvements), Tenant shall give Landlord at least five
(5) days' prior written notice of the proposed commencement of such work and, for any such work which exceeds $25,000.00 in cost, if required by Landlord, secure at Tenant's own cost and expenses a completion and lien indemnity bond approved by Landlord, which approval will not be unreasonably withheld.

      18.   REPAIRS AND MAINTENANCE.

            18.1 Landlord shall, throughout the term of this Lease, at its own cost and expense, and without any cost or expense to Tenant, keep and maintain in good condition and repair the structural components of the footings, foundation, bottom floor slab, and load bearing walls of the Premises, subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings. In addition, Landlord shall, at its own cost and expense, and without any cost or expense to Tenant, promptly repair any patent or latent defects in the design, materials or construction of the work required of Landlord under the Work Letter to the extent of Landlord's warranties in Section 14.2.

            18.2 Except as otherwise set forth in Section 18.1, Landlord shall, throughout the term of this Lease, subject to reimbursement by Tenant as Operating Expenses under Section 7.1, and without any cost or expense to Landlord, keep and maintain in good, sanitary and neat order, condition, and repair, the Premises and every part thereof (subject to wear and tear consistent with commercially reasonable maintenance and repair standards applicable to comparable buildings), including structural and capital improvements, all improvements, fixtures, equipment and personal property built or installed in the Premises, and all appurtenances thereto, including but not limited to sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter on the Premises. Without in any way limiting the foregoing, Landlord shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary, so that they are easily discernable at all times; resurface the parking areas as necessary to maintain it in good condition; paint any exterior portions of the Building as necessary to maintain them in good condition; and maintain the roof in good condition.

            18.2 Tenant shall maintain sightly screens, barricades or enclosures around any waste or storage areas.

            18.3 Tenant hereby waives Civil Code Sections 1941 and 1942 relating to a landlord's duty to maintain the Premises in a tenantable condition, and under said sections or under any law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense.

      19.   LIENS.

            19.1 Tenant shall keep the Premises and every part thereof free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, will be discharged by Tenant, by bond or otherwise, within thirty (30) days after the filing thereof (or within ten
(10) days after the filing thereof if requested by Landlord as necessary to facilitate a pending sale or refinancing), at the cost and expense of Tenant.

            19.2 Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

            19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant will upon its face or by exhibit thereto indicate that such financing statement is applicable only to personal property of Tenant specifically described in the financing statement, and that such property is subject to removal on the expiration or earlier termination of this Lease. In no event shall the address of the Building be furnished on the financing statement without qualifying language as to applicability of the lien only to personal property of Tenant described in the financing statement. Should any holder of a security agreement executed by Tenant record or place of record a financing statement which appears to constitute a lien against any interest of Landlord, Tenant shall within ten (10) days after the filing of such financing statement cause (i) copies of the security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to any interest of Landlord, and (ii) the holder of the security interest to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Premises.

      20.   INDEMNIFICATION AND EXCULPATION.

            20.1 Except to the extent of the responsibility of Landlord pursuant to Section 20.2 hereof, Tenant agrees to indemnify Landlord, and its partners, members and affiliates, and their respective shareholders, directors, officers, agents, contractors and employees (collectively, "Landlord's Agents"), against, and to protect, defend, and save them harmless from, all demands, claims, causes of action, liabilities, losses and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to person or damage to property arising out of (i) any occurrence in, upon or about the Premises during the term of this Lease, (ii) Tenant's use, occupancy, repairs, maintenance, and improvements of the Premises and all improvements, fixtures, equipment and personal property thereon, and (iii) any act or omission of Tenant, its shareholders, directors, officers, agents, employees, servants, contractors, invitees and subtenants. Tenant's obligation under this Section
20.1 shall survive the expiration or earlier termination of the term of this Lease.

            20.2 Landlord agrees to indemnify Tenant and Tenant's shareholders, directors, officers, agents and employees (collectively "Tenant's Agents") against and save them harmless from all demands, claims, causes of action and judgments, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), for death of or injury to, any person or damage to property arising from or out of any occurrence in, upon or about the Premises prior to the term of this Lease, or during the term of this Lease if caused by the negligence or other tortious conduct of Landlord or Landlord's directors, officers, agents, employees, servants, contractors, invitees and subtenants, but only to the extent not caused by the negligence or other tortious conduct of Tenant or Tenant's Agents. Landlord's obligations under this Section 20.2 shall survive the expiration or earlier termination of the term of this Lease.

            20.3 Notwithstanding any provision of Sections 20.1 and 20.2 to the contrary, Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to any fixtures, goods, inventory, merchandise, equipment, records, research, experiments, animals and other living organisms, computer hardware and software, leasehold improvements, and other personal property of any nature whatsoever, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage, unless caused by Landlord's or Landlord's Agents' willful misconduct or gross negligence.

            20.4 The indemnity obligations of both Landlord and Tenant under this Section 20 shall be satisfied to the extent of proceeds of applicable insurance maintained by Tenant to the extent thereof, and thereafter to proceeds of any applicable insurance maintained by Landlord; Landlord and Tenant shall be required to satisfy any such obligation only to the extent it is not satisfied by proceeds of applicable insurance as set forth above.

            20.5 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverages to the extent Tenant desires protection against such criminal acts.

      21.   INSURANCE - WAIVER OF SUBROGATION.

            21.1 Commencing prior to Tenant's first entry onto the Premises for purposes of installing any improvements, fixtures or personal property, but no later than the Term Commencement Date, and continuing at all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, commercial general liability insurance, on an "occurrence" basis (or on a "claims made" basis if "occurrence" basis insurance is not available on commercially reasonable terms), insuring Tenant and Tenant's agents, employees and independent contractors against all bodily injury, property damage, personal injury and other covered loss arising out of the use, occupancy, improvement and maintenance of the Premises and the business operated by Tenant, or any other occupant on the Premises. Such insurance shall have a minimum combined single limit of liability per occurrence of not less than $2,000,000.00 and a general aggregate limit of $4,000,000.00. Such insurance shall: (i) name Landlord, and Landlord's lenders if required by such lenders, and any management company retained to manage the Premises if requested by Landlord, as additional insureds: (ii) include a broad form contractual liability endorsement insuring Tenant's indemnity obligations under Section 20.1; (iii) include a products liability coverage endorsement (with limits of $2,000,000.00 on a "claims made" basis), a boiler and machinery liability endorsement, and a products completed operations coverage endorsement; (iv) provide that it is primary coverage and noncontributing with any insurance maintained by Landlord or Landlord's lenders. which shall be excess insurance with respect only to losses arising out of Tenant's negligence; (v) provide for severability of interests or include a cross- liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; and (vi) provide for a deductible of not more than $100,000.00 per claim.

            21.2 At all times during the term of this Lease, Landlord shall maintain, subject to reimbursement by Tenant as Operating Expenses under Section 7.1, "all risk" insurance, including, but not limited to, coverage against loss or damage by fire, vandalism, and malicious mischief covering the Building (exclusive of excavations, foundations and footings), the Tenant Improvements, and all other improvements and fixtures that may be constructed or installed on the Premises by Landlord, in an amount equal to one hundred percent (100%) of the full replacement value thereof. If any boilers or other pressure vessels or systems are installed on the Premises, Landlord shall maintain, subject to reimbursement by Tenant as an Operating Expense, boiler and machinery insurance in an amount equal to one hundred percent (100%) of the full replacement value thereof. After Substantial Completion, at all times during the course of any major demolition or construction permitted hereunder, or any restoration pursuant to Articles 22 or 23, Landlord shall maintain, subject to reimbursement by Tenant as Operating Expenses, "all risk" builder's risk insurance, including, but not limited to, coverage against loss or damage by fire, vandalism and malicious mischief, covering improvements in place and all material and equipment at the job site furnished under contract, in an amount equal to one hundred percent (100%) of the full replacement value thereof. The insurance described in this Section 21.2 shall: (i) insure Landlord, and Landlord's lenders if required by such lenders, as their interests may appear; (ii) contain a Lender's Loss Payable Form (Form 438 BFU or equivalent) in favor of Landlord's lenders and name Landlord, or Landlord's lender if required by such lender, as the loss payee; (iii) provide for severability of interests or include a cross-liability endorsement, such that an act or omission of an insured shall not reduce or avoid coverage of other insureds; (iv) include a building ordinance endorsement, an agreed amount endorsement and an inflation endorsement; (v) provide that it is primary coverage and noncontributing with any other insurance maintained by Landlord or Landlord's lenders, which shall be excess insurance; and (vi) provide for deductibles of not more than $100,000.00 per claim. The full replacement value of the Building, the Tenant Improvements and other improvements and fixtures insured thereunder shall, for the purpose of establishing insurance limits and premiums only, be determined by the company issuing the insurance policy and shall be redetermined by said company within six (6) months after completion of any material alterations or improvements to the Premises and otherwise at intervals of not more than three
(3) years. Landlord shall promptly increase the amount of the insurance carried pursuant to this Section 21.2 to the amount so redetermined. Landlord warrants that the proceeds of the insurance described in this Section shall be used for the repair, replacement and restoration of the Premises and the Tenant Improvements and other improvements and fixture insured thereunder, as further provided in Article 22; provided, however, if this Lease is terminated after damage or destruction, the insurance policy or policies, all rights thereunder and all insurance proceeds shall be assigned to Landlord.

            21.3 At all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, business interruption insurance in order to insure that the Basic Annual Rent and Operating Expenses provided for hereunder will be paid for a period of up to one (1) year after any casualty insured against by all risk policy of insurance described in Section 21.2 above or any restriction of access to the Premises as a result of such casualty.

            21.4 At all times during the term of this Lease, Tenant shall maintain, at Tenant's expense, "all risk" insurance against all other personal property, including trade fixtures, equipment and merchandise, of Tenant in an amount equal to the full replacement value thereof. Any subtenant of Tenant that may be occupying the Premises, or any portion thereof, from time to time, shall be required to maintain similar insurance in an amount equal to the full replacement value thereof.

            21.5 At all times during the term of this Lease, Tenant shall maintain workers' compensation insurance in accordance with California law, and employers' liability insurance with limits typical for companies similar to Tenant.

            21.6 All of the policies of insurance referred to in this Article 21 shall be written by companies authorized to do business in California and rated A or better in Best's Insurance Guide. Each insurer referred to in this
Article 21 shall agree, by endorsement on the applicable policy or by independent instrument furnished to Landlord, that it will give Landlord, and Landlord's lenders if required by such lenders, at least ten (10) days' prior written notice by registered mail before the applicable policy shall be cancelled for non-payment of premium, and thirty (30) days' prior written notice by registered mail before the applicable policy shall be cancelled or altered in coverage, scope, amount or other material term for any other reason.

            21.7 Landlord may provide the property insurance required under this Article 21 pursuant to a so-called blanket policy or policies of property insurance maintained by Landlord; provided, however, that the amount and type of coverage shall not be reduced or adversely affected from that which would exist under a separate policy or policies meeting all of the requirements of this Lease by reason of the use of a blanket policy of property insurance, and provided further that the requirements of this Article 21 are otherwise satisfied.

            21.9 Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, partners, employees, agents, and representatives of the other, on account of loss or damage to such waiving party's property or the property of others under its control, to the extent that such loss or damage is caused by or results from risks insured against under any insurance policy which insures such waiving party's property at the time of such loss or damage, which waiver shall continue in effect as long as the parties' respective insurers permit such waiver under the terms of their respective insurance policies or otherwise in writing. Any termination of such waiver shall be by written notice as hereinafter set forth. Prior to obtaining policies of insurance required or permitted under this Lease, Landlord and Tenant shall give notice to the insurers that the foregoing mutual waiver is contained in this Lease, and each party shall use its best efforts to cause such insurer to approve such waiver in writing and to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party. If such written approval of such waiver of subrogation cannot be obtained from any insurer or is obtainable only upon payment of an additional premium which the party seeking to obtain the policy reasonably determines to be commercially unreasonable, the party seeking to obtain such policy shall notify the other thereof, and the latter shall have twenty (20) days thereafter to either: (i) identify other insurance companies reasonably satisfactory to the other party that will provide the written approval and waiver of subrogation; or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, the mutual waiver set forth above shall not be operative, and the party seeking to obtain the policy shall be relieved of the obligation to obtain the insurer's written approval and waiver of subrogation with respect to such policy during such time as such policy is not obtainable or is obtainable only upon payment of a commercially unreasonable additional premium as described above. If such policies shall at any subsequent time be obtainable or obtainable upon payment of a commercially reasonable additional premium, neither party shall be subsequently liable for failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.9, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

            21.10 To the extent not set forth above, all policies of insurance required under this Section 21 may provide for deductibles of not more than $100,000.00 per claim.

      22.   DAMAGE OR DESTRUCTION.

            22.1 Tenant shall give written notice to Landlord immediately upon any damages to or destruction of the Premises if the loss sustained exceeds $10,000. In the event of damage to or destruction of all or any portion of the Premises or the improvements and fixtures thereon (collectively, "improvements") arising from a risk covered by the insurance described in Section 21.2, Landlord shall within a reasonable time commence and proceed diligently to repair, reconstruct and restore (collectively, "restore") such improvements to substantially the same condition as they were in immediately prior to the casualty, whether or not the insurance proceeds are sufficient to cover the actual cost of restoration. Except as expressly set forth below, this Lease shall continue in full force and effect, notwithstanding such damage or destruction. One half (1/2) of any cost (but not to exceed $25,000) of restoration in excess of the insurance proceeds shall be paid by Tenant as Operating Expenses pursuant to Section 7.1.

            22.2 In the event of any damage to or destruction of all or any portion of the improvements arising from a risk which is not fully covered by the insurance described in Section 21.2, Landlord may elect to (1) terminate the Lease if the cost of repair or restoration is estimated to exceed $500,000, or
(2) at its expense commence and proceed diligently to restore the improvements to substantially the same condition as they were in immediately prior to the casualty, in which case this Lease shall continue in full force and effect. In satisfying its obligations under this Article 22, Landlord shall not be required to restore the Premises with improvements identical to those which were damaged or destroyed; rather, with the consent of Tenant, which consent will not be unreasonably withheld, Landlord may restore the damage or destruction with improvements reasonably equivalent to those damaged or destroyed. Nothing in this subsection, however, shall be construed to relieve Tenant of any other obligations under this Lease, including the obligation to pay Rent. Notwithstanding anything to the contrary contained in this Article, in the event of any damage to or destruction of all or any portion of the improvements arising from a risk which is not fully covered by the insurance described in
Section 21.2. Tenant may elect to terminate the Lease if the Premises cannot reasonably be expected to be restored within six months following the date of the damage or destruction.

            22.3 In the event of damage, destruction and/or restoration as herein provided, if the Lease is not terminated pursuant to Section 22.2 there shall be no abatement of Rent, and Tenant shall not be entitled to any compensation or damages occasioned by any such damage, destruction or restoration.

            22.4 Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the restoration of the improvements after the occurrence of such damage or destruction by reason of acts of God, war, government restrictions, inability to procure the necessary labor or materials, strikes, or other causes beyond the control of Tenant (but excluding economic conditions or financial inability to perform), the time for Landlord to commence or complete restoration shall be extended for the time reasonably required as a result of such event.

            22.5 If restoration is required pursuant to this Article, Landlord shall prepare final plans and specifications and working drawings for the work in compliance with all applicable laws. The plans and specifications and working drawings shall be subject to the approval of Tenant, which approval shall not be unreasonably withheld, within thirty (30) days after receipt and the approval of Landlord's lenders if required by such lenders. Landlord shall submit the plans and specifications as soon as reasonably practicable, but in no event later than one hundred twenty (120) days after the casualty. Landlord shall commence the restoration .within thirty (30) days after issuance of all necessary. permits and approvals and shall continue the work diligently to completion thereafter.

            22.6 Tenant waives the provisions of Civil Code Section 1932(2) and 1933(4) or any similar statute now existing or hereafter adopted governing destruction of the Premises, so that the parties' rights and obligations in the event of damage or destruction shall be governed by the provisions of this Lease.

      23.   EMINENT DOMAIN.

            23.1 In the event the whole of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

            23.2 In the event of a partial taking of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Landlord may elect to terminate this Lease if such taking is of a material nature such as to make it uneconomical to continue use of the unappropriated portions for the purposes for which they were intended, and Tenant may elect to terminate this Lease if such taking is of material detriment to, and substantially interferes with, Tenant's use and occupancy of the Premises. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both. Termination by either party pursuant to this section shall be effective as of the date possession is required to be surrendered to said authority.

            23.3 If upon any taking of the nature described in this Article 23 this Lease continues in effect, then Landlord shall promptly proceed to restore the remaining portion of the Premises to substantially their same condition prior to such partial taking; provided, however, Landlord's obligation hereunder shall be limited to the amount of the condemnation proceeds. Basic Annual Rent shall be abated proportionately on the basis of the rental value of the Premises as restored after such taking compared to the rental value of the Premises prior to such taking.

            23.4 If restoration is required pursuant to this Article, Landlord, using proceeds of the award, shall prepare final plans and specifications and working drawings for the work in compliance with all applicable laws. The plans and specifications and working drawings shall be subject to the approval of Tenant within thirty (30) days after receipt, which approval shall not be unreasonably withheld. Landlord shall submit the plans and specifications as soon as reasonably practicable, but in no event later than one hundred twenty
(120) days after the taking, unless due to delays beyond Landlord's control. Subject to unavoidable delays, Landlord shall commence the restoration within thirty (30) days after issuance of all necessary permits and approvals and shall continue the work diligently to completion thereafter.

            23.6 If upon any taking of the nature described in this Article 23 this Lease does not continue in effect, any award shall be distributed to Landlord and Tenant pro rata according to their interests taken.

      24.   DEFAULTS AND REMEDIES.

            24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days of the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid within thirty (30) days of the date such payment is due shall bear interest from thirty (30) days after the date due until paid at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by law.

            24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

            24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continued for ten (10) days after written notice from Landlord demanding performance by Tenant was delivered to Tenant, or that such failure by Tenant unreasonably interfered with the use or efficient operation of the Premises, or resulted or could have resulted in a violation of law or the cancellation of an insurance policy maintained by Landlord. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

            24.4 The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

                  (a) The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil procedure Section 1161;

                  (b) The failure by Tenant to observe or perform any obligation other than described in Section 24.4(a) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure the default, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion. Such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
Section 1161;

                  (c) Tenant makes an assignment for the benefit of creditors generally;

                  (d) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

                  (e) An order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

                  (f) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

                  (g) Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

                  Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice, and in no event shall a forfeiture or termination occur without such written notice.

            24.5 In the event of a default by Tenant, and at any time thereafter, and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                  (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided;. plus

                  (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                  (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

                  (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                  As used in Subsections (a), (b) and (c), the "time of award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determined. As used in Subsections (a) and (b), the "worth at the time of award" shall be computed by allowing interest at the rate specified in
Section 24.1. As used in Subsection (c) above, the "worth at the time of award" shall be computed by taking the present value of such amount using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percentage point.

            24.6 In the event of a default by Tenant, and if Landlord does not elect to terminate this Lease as provided in Section 24.5 or otherwise terminate Tenant's right to possession of the Premises, Landlord shall have the remedy described in Section 1951.4 of the Civil Code, which provides that Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due if Tenant has the right to sublet the Premises or assign the Lease subject only to reasonable limitations. Landlord may continue this Lease in effect for so long as Landlord does not terminate Tenant's right to possession of the Premises, and may enforce all of its rights and remedies under the Lease, including the right from time to time to recover Rent as it becomes due under the Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

            24.7 Notwithstanding anything herein to the contrary, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease, shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder, including, without limitation, the right to recover from Tenant as they become due hereunder all Rent and other charges required to be paid by Tenant under the terms of this Lease.

            24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or by any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

            24.9 Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Premises is surrendered.

            24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

            24.11 Tenant will give notice of any failure by Landlord to perform its obligations under this Lease to any beneficiary of a deed or trust or mortgagee of a mortgagee covering the Premises whose address shall have been furnished to Tenant by Landlord by sending a copy of any notice provided to Landlord pursuant to Section 24.10 by registered or certified mail. Such beneficiary and/or mortgagee shall have a reasonable opportunity to cure the default concurrently with the time periods allowed Landlord as set forth above.

      25.   ASSIGNMENT OR SUBLETTING.

            25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, sell, hypothecate or transfer this Lease, or sublet the Premises or any part thereof, or permit or suffer the Premises or any part thereof to be used or occupied as work space, storage space, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed.

            25.2 If Tenant desires to assign this Lease to any entity into which Tenant is merged with which Tenant is consolidated, which acquires all or substantially all of the assets of Tenant, or which is an affiliate of Tenant, including Metaflow Technologies Incorporated, or if Tenant desires to sublet not less than the entirety of the Premises to an affiliate of Tenant, including Metaflow Technologies Incorporated, provided that the assignee or subtenant first executes, acknowledges and delivers to Landlord an agreement whereby the assignee or subtenant agrees to be bound by all of the covenants and agreements in this Lease arising after the effective date of the transfer, then Landlord upon receipt of proof of foregoing, will consent. to the assignment or sublease. If Tenant desires to sublet only a portion of the Premises to an affiliate of Tenant, including Metaflow Technologies Incorporated, upon delivery of a copy of the sublease, Landlord will consent to the sublease.

            25.3 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises to an assignee or subtenant other than one set forth in Section 25.2, then at least ten (10) days, but not more than one hundred eighty (180) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including references and financial statements) concerning the reputation and financial ability of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require.

            25.4 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the reputation of a proposed successor, the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), and any use which such successor proposes to make of the Premises. If Landlord fails to deliver written notice of its determination to Tenant within twenty (20) days following receipt of the Assignment Notice and the information required under
Section 25.3, Landlord shall be deemed to have approved the request. As a condition to any assignment or sublease of the entire Premises to which Landlord has given consent, any such assignee or sublessee must execute, acknowledge and deliver to Landlord an agreement whereby the assignee or sublessee agrees to be bound by all of the covenants and agreements in this Lease.

            25.5 Any sale, assignment, hypothecation or transfer of this Lease or subletting of Premises that is not in compliance with the provisions of this
Article 25 shall be void and shall, at the option of Landlord, terminate this Lease.

            25.6 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or sublessee of Tenant from full and primary liability.

            25.7 If Tenant shall sublet the Premises or any part thereof Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises, and Landlord as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect, enjoy and dispose of such rent.

            25.8 Notwithstanding any subletting or assignment Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition hereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting or assignment of the Premises. Landlord shall not withhold consent to an assignment back to the original Tenant hereunder from a subsequent assignee.

            25.9 Any sublease of the Premises shall be subject and subordinate to the provisions of this Lease, shall not extend beyond the term of this Lease, and shall provide that the sublessee shall attorn to Landlord, at Landlord's sole option, in the event of the termination of this Lease. Landlord and any lender shall upon Tenant's request provide any subtenant of the entirety of the Premises with a recognition and no disturbance agreement in the form set forth in Article 35 hereof on the condition that the sublessee agrees to attorn to Landlord on exactly the same terms and conditions as this Lease.

      26.   ATTORNEY'S FEES.

            26.1 If either party becomes a party to any action or proceeding concerning this Lease or the Premises, or any part thereof, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees, expert witness fees, and court costs incurred by it in the litigation.

            26.2 If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys' fees, expert witness fees and costs of suit.

      27.   BANKRUPTCY.

            27.l In the event a debtor or trustee under the Bankruptcy Code, or other person with similar rights,-duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as determined by the Bankruptcy Court: (a) those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance; (b) a cash payment to compensate Landlord for any monetary defaults or damages arising from a breach of this Lease; (c) the credit worthiness and desirability, as a tenant, of the person assuming this Lease or receiving an assignment of this Lease, at least equal to Landlord's customary and usual credit worthiness requirements and desirability standards in effect at the time of the assumption or assignment, as determined by the Bankruptcy Court; and (d) the assumption or assignment of all of Tenant's interest and obligations under this Lease.

      28.   DEFINITION OF LANDLORD.

            28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or conveyance of Landlord's title, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor and any prior grantors) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

            28.2 Notwithstanding anything foregoing to the contrary, even if its interest in the Premises is assigned or otherwise conveyed to a successor (a "Transfer"), except by full and complete performance or upon the execution and delivery by Tenant to University Center LLC of an express written waiver or release of a specific warranty, representation, covenant, liability or obligation, University Center LLC shall not be relieved or released from the following (although nothing in this Section 28.2 or elsewhere in this Lease shall be deemed to extend any applicable period of limitations):

                  (a) any warranty given or representation made by Landlord in this Lease and the Work Letter, including but not limited to the responsibility for construction of the Project Work including punch-list items referred to in
Section 6.4 of the Work Letter, and the warranties given by University Center LLC regarding that construction, and those relating to environmental matters;

                  (b) any covenant or obligation which Landlord is obligated to perform, and any liability which arises out of or results from the acts or omissions, of University Center LLC, at any time prior to a Transfer;

                  (c) payment to the proper government authority of such sums as University Center LLC may have collected from Tenant for the payment of real estate taxes, if any; or

                  (d) any obligation of Landlord expressly stated in the Lease to survive the expiration or termination of the Lease.

      29.   ESTOPPEL CERTIFICATE.

            29.1 Each party shall, within fifteen (15) days of written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing on a form reasonably requested by a proposed lender, purchaser, assignee or subtenant (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to each party's knowledge, any uncured defaults or failures to perform on the part of Landlord or Tenant hereunder (or specifying such defaults or failures to perform if any are claimed) and (iii) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective lender, purchaser, assignee or subtenant of all or any portion of the Premises.

      30.   REMOVAL OF PROPERTY.

            30.1 Except as provided below, all fixtures and personal property owned by Tenant shall be and remain the property of Tenant, and may be removed by Tenant at any time, but not later than the expiration or earlier termination of the term of this Lease.

            30.2 The Building and Land Improvements, and all fixtures and personal property owned by Landlord, shall be and remain the property of Landlord, and shall, upon the expiration or earlier termination of this Lease, remain upon and be surrendered with the Premises as a part thereof.

            30.3 Notwithstanding Sections 30.1, Tenant may not remove any property if such removal would cause material damage to the Premises, unless such damages can be and is repaired by Tenant. Furthermore, Tenant shall repair any damage to the Premises caused by Tenant's removal of any such property, and shall, prior to the expiration or earlier termination of this Lease, restore and return the Premises to the condition they were in when first occupied by Tenant, reasonable wear and tear excepted. At a minimum, even if they are determined to be fixtures or personal property owned by Tenant, Tenant shall leave in place and repair any damage to the interior floors, walls, doors and ceilings of the Building, and the heating, ventilation, air conditioning, plumbing, and electrical systems; all such property shall become the property of Landlord upon the expiration or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises as a part thereof. The provisions of Article 17 shall apply to any restoration work under this Article as if the restoration was an alteration, addition or improvement thereunder. Should Tenant require any period beyond the expiration or earlier termination of the Lease to complete such restoration, Tenant shall be a tenant at sufferance subject to the provisions of Section 12.2 hereof.

            30.4 If Tenant shall fail to remove any fixtures or personal property which it is entitled to remove under this Article 30 from the Premises prior to termination of this Lease, then Landlord may dispose of the property under the provisions of Section 1980 et seq. of the California Civil Code, as such provisions may be modified from time to time, or under any other applicable provisions of California law.

      31.   LIMITATION OF LANDLORD'S LIABILITY.

            31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Premises.

            31.2 Neither Landlord nor Landlord's Agents shall be personally liable for any deficiency except to the extent liability is based upon willful and intentional misconduct. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. If Landlord is a limited liability company, the members, managers, officers, employees, and/or agents of such limited liability company shall not be personally liable and no member, manager, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any member, manager, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, shareholder, director, member, manager, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, member, manager, employee, or agent of Landlord.

            31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

            31.4 Notwithstanding the foregoing, University Center LLC shall remain liable for the in matters set forth in Section 28.2.

      32.   CONTROL BY LANDLORD.

            32.1 Landlord reserves full control over the Premises to the extent not inconsistent with Tenant's quiet enjoyment and use of Premises. This reservation includes the right to maintain or establish ownership of the Building or portions thereof separate from fee title to the Land.

            32.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of a nature wherein liability is created in Tenant or if by reason of the terms of such document Tenant will be deprived of the quiet enjoyment and use of the Premises as granted by this Lease.

      33.   QUIET ENJOYMENT.

            33.1 So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Premises except as permitted by the provisions of this Lease.

      34.   QUITCLAIM DEED.

            34.1 On the condition that Landlord prepares and delivers such a document to Tenant, Tenant shall execute and thereafter deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, a quitclaim deed to the Premises or other document in recordable form suitable to evidence of record termination of this Lease and the option contained at
Section 40 herein.

      35.   SUBORDINATION AND ATTORNMENT.

            35.1 Unless the mortgagee or beneficiary elects otherwise at any time prior to or following a default by Tenant, this Lease shall be subject to and subordinate to the lien of any mortgage or deed of trust now or hereafter in force against the Premises or any portion thereof, and to all advances made or hereafter to be made thereunder upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant a non-disturbance. attornment, and subordination agreement in such form as the lienholder, beneficiary, or mortgagee may request and as the Tenant may approve, which approval will not be unreasonably withheld, setting forth that so long as Tenant is not in default hereunder, Landlord's and Tenant's rights and obligations hereunder shall remain in force and Tenant's right to possession shall be upheld against a subsequent purchaser, even after foreclosure or exercise of any power of sale.

            35.2 Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or deed of trust as may be requested by Landlord and in a form reasonably satisfactory to Tenant, provided that the lienholder, beneficiary, or mortgagee has previously executed and delivered to Tenant non-disturbance agreement in recordable form consistent with the provisions of
Section 35.1. However, if any such mortgagee or beneficiary so elects at any time prior to or following a default by Tenant, this Lease shall be deemed prior in lien to any such mortgage or deed of trust regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request in a form reasonably satisfactory to Tenant.

            35.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, the Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease in accordance with the terms of the non-disturbance Agreement.

      36.   SURRENDER.

            36.1 No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

            36.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

      37.   WAIVER AND MODIFICATION.

            37.1 No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

      38.   WAIVER OF JURY TRIAL AND COUNTERCLAIMS.

            38.1 The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

      39.   HAZARDOUS MATERIAL.

            39.1 During the term, Tenant, at its sole cost, shall comply with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of Hazardous Material (as hereinafter defined in Section 39.12 hereof) in or about the Premises. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants, in a manner or for a purpose prohibited by any federal, state or local agency or authority. The accumulation of Hazardous Material shall be in approved containers and removed from the Premises by duly licensed carriers.

            39.2 Tenant shall immediately provide Landlord with telephonic notice, which shall promptly be confirmed by written notice, of any and all spillage, discharge, release and disposal of Hazardous Material onto or within the Premises, including the soils and subsurface waters thereof, which by law must be reported to any federal, state or local agency, and any injuries or damages resulting directly or indirectly therefrom. Further, Tenant shall deliver to Landlord each and every notice or order, when said order or notice identifies a violation which may have the potential to adversely impact the Premises, received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof promptly upon receipt of each such notice or order by Tenant. Landlord shall have the right, upon reasonable notice, to inspect and copy each and every notice or order received from any federal, state or local agency concerning Hazardous Material and the possession, use and/or accumulation thereof.

            39.3 Tenant shall be responsible for and shall indemnify, protect, defend and hold harmless Landlord and Landlord's Agents from any and all liability, damages, injuries, causes of action, claims, judgments, costs, penalties, fines, losses, and expenses which arise during or after the term of this Lease and which result from Tenant's (or from Tenant's Agents, subtenants, employees, agents, contractors, licensees, or invitees) receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises, including without limitation (i) diminution in value of the Premises,
(ii) damages for the loss or restriction on use of any portion or amenity of the Premises, (iii) damages arising from any adverse impact on marketing of space in the Building, (iv) damages and the costs of remedial work to other property in the vicinity of the Premises owned by Landlord or an affiliate of Landlord, and
(v) consultant fees, expert fees, and attorneys' fees. Landlord shall be responsible for and shall indemnify, protect, defend and hold harmless Tenant on the same basis as above for any claims which result from Landlord's or from Landlord's Agents receiving, handling, use. storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Hazardous Material in, upon or about the Premises.

            39.4 The indemnification of Landlord and Landlord's Agents by Tenant pursuant to the preceding Section 39.3 includes without limiting the generality of Section 39.3, reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, subsoil, ground water, or elsewhere on, under or about the Premises, or on, under or about any other property in the vicinity of the Premises owned by Landlord or an affiliate of Landlord. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, or underlying soil or groundwater, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to that condition required by applicable law, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld, except that Tenant shall not be required to obtain Landlord's prior approval of any action of an emergency nature reasonably required or any action mandated by a governmental authority, but Tenant shall give Landlord prompt notice thereof.

            39.5  Landlord acknowledges that it is not the intent of this
Article 39 to prohibit Tenant from operating its business as described in
Article 10 or to unreasonably interfere with the operation of Tenant's business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements.

            39.6 Notwithstanding other provisions of this Article 39, it shall be a default under this Lease, and Landlord shall have the right to terminate the Lease and/or pursue its other remedies under Article 24, in the event that
(i) Tenant's use of the Premises for the generation, storage, use, treatment or disposal of Hazardous Material is in a manner or for a purpose prohibited by applicable law unless Tenant is diligently pursuing compliance with such law,
(ii) Tenant has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant's 'action or use of the Premises, unless Tenant is diligently pursuing compliance with such requirement, or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with Tenant's use, disposal or storage of a Hazardous Material on the Premises, unless Tenant is diligently seeking compliance with such enforcement order.

            39.7 Notwithstanding the provisions of Article 25, if (i) any anticipated use of the Premises by a proposed assignee or subtenant involves the generation or storage, use, treatment or disposal of Hazardous Material in any manner or for a purpose prohibited by any applicable law, (ii) the proposed assignee or sublessee has been required by any governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question and has failed to take such action, or (iii) the proposed assignee or sublessee is subject to a final, unappealable enforcement order issued by any governmental authority in connection with such party's use, disposal or storage of Hazardous Material of a type such proposed assignee or sublessee intends to use in the Premises and shall have failed to comply with such order, it shall not he unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee.

            39.8 Landlord represents that, to the best of its knowledge as of the date of this Lease, there is no Hazardous Material on the Premises. Landlord shall provide Tenant with a Phase I Environmental Site Assessment, and any Phase II Environmental Site Assessment recommended therein, as of the Term Commencement Date. Should the environmental site assessment(s) disclose the presence of Hazardous Material beyond legally permissible levels. Landlord shall correct the deficiencies to Tenant's reasonable satisfaction and shall cause updates to the environmental site assessment(s) to be issued reflecting the remedy. The environmental site assessment(s) and all updates thereto are hereinafter referred to as the "Base Line Report," and shall be deemed conclusive as to the condition of the Premises, unless, within ninety (90) days of receipt, Tenant causes an inspection of its own to be conducted, which inspection discloses the presence of Hazardous Material materially different from that disclosed in the Base Line Report.

            39.9 At any time prior to the expiration or earlier termination of the term of the Lease, Landlord shall have the right to enter upon the Premises at all reasonable times and at reasonable intervals in order to conduct appropriate tests regarding the presence, use and storage of Hazardous Material, and to inspect Tenant's records with regard thereto. Tenant will pay the reasonable costs of any such test which demonstrates that contamination in excess of permissible levels has occurred and such contamination was caused by Tenant's use of the Premises during the term of the Lease. Tenant shall correct any deficiencies identified in any such tests in accordance with its obligations under this Article 39 to the extent the result of Tenant's use of the Premises during the term of this Lease.

            39.10 Landlord may at its own expense cause an environmental site assessment of the Premises to be conducted and a report thereof delivered to Tenant upon the expiration or earlier termination of the Lease, such report to be as complete and broad in scope as the Base Line Report as is necessary to identify any impact on the Premises Tenant's operations might have had (hereinafter referred to as the "Exit Report"). Tenant shall correct any deficiencies identified in such report in accordance with its obligations under this Article 39 prior to the expiration or earlier termination of this Lease. This Article 39 is the exclusive provision in this Lease regarding liability, loss, cost, damage, expense, defense, clean-up, repairs or maintenance arising from receiving, handling, use, storage, accumulation, transportation, generation, spillage,



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

migration, discharge, release or disposal of Hazardous Material in, upon, to, from or about the Premises, and the provisions of Articles 7, 10, 18, and 20 shall not apply thereto.

            39.11 Tenant's obligations under this Article 39 shall survive the termination of the Lease.

            39.12 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25515, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material." hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum,
(vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title "2 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iv) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C; Section 9601 et. seq. (42 U.S.C.
Section 9601).

      40.   OPTION TO EXTEND.

            40.1 Landlord grants to Tenant the right to extend the term of this Lease for one (1) period of five (5) years under the same terms and conditions existing in the original Lease except as set forth in this Article 40. Tenant shall exercise such right to extend the term of this Lease by written notice to Landlord no later than twelve (12) months prior to the end of the original term.

            40.2 Basic Annual Rent shall be adjusted on the first day of the extension term to an amount equal to the fair market rental value of the Premises as of the commencement of the extension term, but in no event less than one hundred three percent (103%) of the Basic Annual Rent payable during the last year of the original term.

            40.3 Landlord shall obtain at its expense and deliver to Tenant an independent appraisal of the fair market rental value of the Premises as of the commencement of the extension term. Following its receipt of Landlord's appraisal, Tenant may elect to obtain at its expense and deliver to Landlord a second independent appraisal of the fair market rental value of the Premises as of the commencement of the extension term. If Tenant elects not to obtain a second appraisal, Landlord's appraisal shall be conclusive. If Tenant's appraisal is no more than five percent (5%) less than Landlord's appraisal, the fair market rental value of the Premises



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

shall be the arithmetic average of the two appraisals. If Tenant's appraisal is more than five percent (5%) less than Landlord's appraisal, the two appraisers shall appoint a third appraiser to appraise the fair market rental value of the Premises as of the commencement of the extension term, and the fair market rental value of the Premises shall be the arithmetic average of the two appraisals closest in their determination of fair market rental value, but in no event less than one hundred three percent (103%) of the Basic Annual Rent payable during the last year of the original term. Landlord and Tenant shall bear equally the expense of the third appraiser.

            40.4  All appraisers appointed hereunder shall have at least ten
(10) years' experience in the appraisal of commercial and industrial real property in the UTC/Torrey Pines/Sorrento Valley areas of San Diego, and shall be members of professional organizations such as the American Appraisal Institute with a designation of MAI or equivalent.

            40.5 As used herein, the term "fair market rental value of the Premises" shall mean the base rent that a ready and willing tenant would pay for the Premises, as of the commencement of the extension term, to a ready and willing landlord, for a term of five (5) years on the terms and conditions of the Lease, determined as if the Premise were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. Any appraiser appointed hereunder to determine the "fair market rental value of the Premises' shall take into account all of the other terms and conditions of this Lease, including, without limitation, that this Lease provides for the Basic Annual Rent to increase annually by three percent (3% ) during the extension term.

            40.6 Any increase in Basic Annual Rent under this Article 40 which is not determined until after the effective date of the increase shall nevertheless be retroactive to the effective date, and Tenant shall pay any such retroactive increase with the installment of Rent next due.

            40.7 Basic Annual Rent as of the commencement of the extension term as determined under this Article 40 (and as previously increased each year of the extension term pursuant to this Section 40.7) shall be increased each year of the extension term by three percent (3%). The first such increase shall become effective commencing with that monthly rental installment which is first due on or after the sixth (6th) anniversary of the Term Commencement Date and subsequent increases shall become effective on the same day of each calendar year thereafter for so long as this Lease continues in effect.

            40.8 Tenant shall not have the right to exercise the option to extend the term, notwithstanding anything set forth above to the contrary: (a) During the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provision of this Lease and continuing until the default alleged in said notice is cured; (b) During the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid without any necessity for notice thereof to Tenant and continuing until the obligation is paid; or (c) After the expiration or earlier termination of this Lease. The period of time within which the option to extend may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the option because of the foregoing provisions. At the election of Landlord, all rights of Tenant under the provisions of this
Article 40 shall terminate



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

and be of no further force or effect even after Tenant's due and timely exercise of an option to extend if, after such exercise, but prior to the commencement of the extension term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of sixty (60) days after such obligation becomes due (without necessity of Landlord to give notice to Tenant), or (2) Tenant fails to commence to cure a non-monetary default within thirty (30) days after the date Landlord gives notice to Tenant of such default.

      41.   MISCELLANEOUS.

            41.1 TERMS AND HEADINGS. Where applicable in this Lease. the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

            41.2 EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

            41.3 TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

            41.4 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Landlord and by Tenant shall be deemed both a covenant and a condition.

            41.5 CONSENTS. Whenever consent or approval of either party is required, that party shall not unreasonably withhold or delay such consent or approval, except as may be expressly set forth to the contrary.

            41.6 ENTIRE AGREEMENT. The terms of this Lease and the Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included in the this Lease and the Work Letter, and may not be contradicted by evidence of any prior or contemporaneous agreement.

            41.7 SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

            41.8 RECORDING. Within ten (10) days from the execution of this Lease, Landlord and Tenant shall record a short form memorandum hereof, which includes a reference to the option to extend set forth in Section 40, subject to the requirement to execute and deliver a quitclaim deed pursuant to the provisions of Section 34.1 hereof.

            41.9 IMPARTIAL CONSTRUCTION. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

            41.10 INUREMENT. Each of the covenants, conditions, and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Premises or any part thereof in any manner whatsoever. Nothing in this Section 41.10 shall in any way alter the provisions conditioning assignment or subletting in this Lease.

            41.11 FORCE MAJEURE. If either party cannot perform any of its obligations (other than Tenant's obligation to pay Rent), or is delayed in such performance (other than Tenant's obligation to pay Rent), due to events beyond such party's control, the time provided for performing such obligations shall be extended by a period of time equal to the delay attributable to such events. Events beyond a party's control include, but are not limited to, acts of God (including earthquake), war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortage of labor or material, government regulation or restriction and weather conditions, but do not include financial inability to perform.

            41.12 NOTICES. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery, by facsimile transmission, or by mail, and if given by personal delivery or facsimile transmission shall be deemed given on the date of delivery or transmission, and if given by mail shall be deemed sufficiently given five (5) days after time when deposited in United States Mail if sent by registered or certified mail, addressed to Tenant at the Premises, or to Tenant or Landlord at the addresses shown in Section 2.1.7 hereof. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

            41.13 AUTHORITY TO EXECUTE LEASE. Landlord and Tenant each acknowledge that it has all necessary right, title and authority to enter into and perform its obligations under this Lease, that this Lease is a binding obligation of such party and has been authorized by all requisite action under the party's governing instruments, that the individuals executing this Lease on behalf of such party are duly authorized and designated to do so, and that no other signatories are required to bind such party.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

UNIVERSITY CENTER LLC
A California limited liability company
By Nexus Properties, Inc.
A California corporation
Its Manager

By:  __________________________________
     Michael J. Reidy

     Chief Executive Officer

By:  __________________________________
     Its: _____________________________


TENANT:

SGS-THOMSON MICROELECTRONICS, INC.
A Delaware corporation

By:  __________________________________
     Its: Vice President -- Finance and
          Chief Financial Officer

By:  __________________________________
     Its: _____________________________



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